UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012
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Shenandoah Telecommunications Company
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(Exact name of registrant as specified in its charter)
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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (540) 984-4141

Not applicable
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(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On December 28, 2012, Shenandoah Telecommunications Company (“Shentel” or the "Company") issued a news release announcing that it will record an adjustment to its operating results for the current quarter and fiscal year to reflect a reduction of approximately $11.8 million in expense related to Shentel’s participation in Sprint Nextel’s program for the sale of prepaid wireless plans.  The expense reduction reflects the recalculation of certain expenses, including the cost of handsets, costs per gross addition, and cash cost per user, associated with the program.  The adjustment will be reflected in Shentel’s operating results for the fourth quarter of its fiscal year ending December 31, 2012 and will be recorded in Shentel’s financial statements for fiscal 2012.

Through its agreements with Sprint Nextel, the Company began selling Virgin Mobile and Boost prepaid services in July 2010.  As part of an ongoing review of the financial results of its prepaid business, the Company engaged in discussions with Sprint Nextel regarding the Company’s prepaid results and the appropriate allocation of Sprint Nextel’s cost to the Company under the general terms of its agreements.  While the Company receives the outcome of the allocation on a monthly basis, it does not have access to the cost data and other metrics Sprint uses to calculate the allocation.  In December 2012, these discussions resulted in a redetermination of the costs allocated by Sprint Nextel to the Company, resulting in the positive adjustment to the Company’s financial results and receipt by the Company of a cash payment in reimbursement of $11.8 million of previously-charged expense for the period from July 2010 to September 30, 2012.  Had these revised cost allocations been effective for fiscal years 2010 and 2011 and the first three quarters of 2012, the operating expense would have been reduced by $1.2 million, $4.9 million, and $5.7 million, respectively.  The Company expects that the revised methodology for calculating expense allocable to the Company under the Sprint Nextel prepaid services program will contribute to improved profit margins for its wireless segment in future fiscal periods.

The Company’s news release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 2.02.

Item 9.01.   Financial Statements and Exhibits

99.1           News Release of Shenandoah Telecommunications Company, dated December 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
                        (Registrant)

December 28, 2012	/s/ Adele M. Skolits
Adele M. Skolits
Vice President - Finance and Chief Financial Officer
(Duly Authorized Officer)